Exhibit 23.3


                CONSENT OF CS FIRST BOSTON CORPORATION
                --------------------------------------


     We hereby consent to the use of our opinion letter, dated November 29, 1994, to the Special Committee of the Board of Directors of Ogden Projects, Inc., included as Exhibit D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 (File Number 33-56181) of Ogden
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Corporation, and to the references to our name and such opinion in such Proxy Statement/Prospectus under the captions of "SUMMARY -- The Merger -- Opinion of the Special Committee's Financial
Advisor"; and "THE MERGER -- background of the Merger," "-- Recommendation of the Special Committee" and "-- Opinion of the Special Committee's Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                           CS FIRST BOSTON CORPORATION


                           By  /s/ CS First Boston Corporation
                             ---------------------------------


  November 29, 1994